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                                                                       EXHIBIT 6
                                                                  Conformed Copy

BIGMAR Pharmaceuticals
9711 Sportsman Club Road
Johnstown, OH  43031-9141
Tel.  740-966-5600
Fax:  740-966-5601

                                Date:  2/15/99

GRQ, L.L.C.
95 Midland Road
Saginaw, MI  48603

Re:  Sale of 166,666 shares of Bigmar, Inc. Common Stock at US$ 3.00 per share

Gentlemen:

     This letter is to confirm that subject to approval of its Board of Directors Bigmar, Inc. (the "Company") has agreed to sell and GRQ, L.L.C. (the "Purchaser") has subscribed for and agreed to purchase the above-referenced common stock (the "Stock") for total consideration to the Company of US$ 500,000.00 (the "Purchase Price"). The price per share agreed to hereunder is subject to the Purchaser's wiring the amount of the Purchase Price (and providing written evidence thereof to the Company) no later than 5:00 p.m. New York Time, Monday, February 22, 1999.

     The Purchaser hereby agrees to direct that the Purchase Price be delivered, by wire transfer, to Bricker & Eckler LLP as attorneys for the Company. The Instructions for such transfers are as follows:

     Account Name:    Bricker & Eckler Trust Account
     Account Number:  840875168
     Routing Number:  041000124
     Bank Name:       National City Bank
     Bank Address:    155 E. Broad Street
                      Columbus, Ohio  43215

After receipt of such funds Bricker and Eckler shall disburse such funds immediately upon receipt of, and pursuant to, a letter of Instructions from the Company, provided however, that no funds will be disbursed to or on behalf of the Company until (a) Bricker & Eckler has received the stock certificate(s) issued in the name of the Purchaser, (b) it has sent a facsimile of the certificate(s) to the Purchaser, and (c) it has sent the certificate(s) to the Purchaser via overnight delivery.

     Purchaser acknowledges that it is acquiring the Stock in a negotiated transaction not involving a public offering, and further represents, warrants and agrees as follows:

     1. The Stock has not been registered under the Securities Act of 1933 (the "Act") or any other applicable securities laws, and is being issued in reliance upon exemptions from the registration and prospectus delivery requirements of the Act.

                                                                       EXHIBIT 6
                                                                  Conformed Copy

     2. Purchaser is an "accredited investor" as defined in Regulation D under the Act.

     3. Purchaser has received and reviewed copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and all filings under the Securities and Exchange Act of 1934 subsequent to such Annual Report, and has been given the opportunity to discuss the financial condition and operations of the Company with officers of the Company.

     4. Purchaser understands the Company will make notation in its share records and advise its transfer agent of the restrictions on transferability of the Stock, and that the share certificate(s) evidencing the Stock will bear a legend substantially as follows:

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ( THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE SECURITIES ACT (OR SIMILAR RULE UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE.

     The Company agrees that it will use its best effort to register the Stock for resale under the Act by filing a registration statement under Form S-3 (or other appropriate form) on or before December 15, 1999, in accordance with customary terms and conditions.

     The Purchaser hereby represents, warrants and agrees that the Purchaser is an institutional investor and that the purchase of Stock is a privately negotiated transaction, with the price of the Stock having been established in accordance with the laws of the State of Ohio. This Agreement may be signed in counterparts.

Sincerely,

Bigmar, Inc.

/s/ John Tramontana
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Designated Officer


Agreed to by:

/s/ Cynthia R. May
------------------
Member